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                                  EXHIBIT 8.3
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                                    ART WORK

United States Securities and Exchange Commission
Washington D.C. 20549
United States of America

                                                                18 February 1998

Our ref:  AS/990601.US2

Dear Sirs,

Airplanes Limited

     We have acted as Jersey tax counsel for Airplanes Limited ("Airplanes Limited"), a public limited liability company formed under the laws of Jersey, and Airplanes U.S. Trust, a Delaware business trust ("Airplanes Trust" and, together with Airplanes Limited, the "Company") in connection with the filing by the Company on behalf of the Airplanes Pass Through Trust (the "Trust") with the Securities and Exchange Commission of a Registration Statement on Form S-1, File No. 333 43453 (the "Registration Statement") registering certain Pass Through Certificates (the "Certificates") representing fractional undivided interests in certain corresponding notes (the "Trust Notes") to be issued by Airplanes Limited and Airplanes Trust. Each class or subclass of the Certificates will be issued pursuant to a trust supplement (together, the "Supplements") to be entered into among Airplanes Limited, Airplanes Trust and Bankers Trust Company, as Trustee and which are supplemental to the Trust Agreement entered into as of 28th March, 1996 between the same parties.

     Assuming proper execution of the Supplements and proper issue of the Trust Notes and the Certificates in the forms filed as exhibits to Amendment No. 1 to the Registration Statement as filed on 18 February, 1998 we hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the heading "TAX CONSIDERATIONS -- Certain Jersey tax considerations", to the extent that they constitute matters of law, accurately describe the material Jersey tax consequences to holders of the Certificates.

     We know that we are referred to under the headings "Prospectus Summary -- Certain Taxation Matters", "TAX CONSIDERATIONS -- Certain Jersey Tax Considerations". "Risk Factors -- Risks relating to Tax" and "Legal Matters" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.3 thereto.

                                          Yours faithfully,

                                          MOURANT DU FEU & JEUNE